 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2017

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 24, 2017, Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Note Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”) relating to the private issuance and sale by the Company of $10 million aggregate principal amount (the “Private Placement”) of its 7.50% Senior Secured Convertible Notes due 2021 (the “7.50% Notes”) pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Note Purchase Agreement contains certain customary representations, warranties and covenants. The description of the Note Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Concurrently with the consummation of the purchase described in the Note Purchase Agreement, the Company entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain of its existing noteholders (the “Existing Holders”) to exchange, pursuant to Section 3(a)(9) of the Securities Act, $9 million aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2018 (the “Existing Notes”) for (i) $8.55 million aggregate principal amount of 4.50% Senior Convertible Notes due 2022 (the “4.50% Notes” and, together with the 7.50% Notes, the “Notes”); (ii) $275,000 in cash consideration; and (iii) $146,250 in cash for accrued and unpaid interest on the Existing Notes (the “Exchange”).

The description of the Exchange Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference. The Exchange was completed on July 25, 2017, in accordance with the terms of the Exchange Agreement.

The 4.50% Notes were issued pursuant to an Indenture, dated July 24, 2017 (the “4.50% Notes Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. Interest on the 4.50% Notes will be paid semi-annually at a rate of 4.50% per annum. The 4.50% Notes will mature on February 15, 2022, unless earlier purchased, converted, exchanged or redeemed.

The 7.50% Notes were issued pursuant to the base indenture, dated December 7, 2016 (the “Base Indenture”) by and among the Company, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and Wilmington Savings Fund Society, FSB (the “Collateral Agent”), as supplemented by that certain first supplemental indenture, dated July 24, 2017 (the “Supplemental Indenture” and, with the Base Indenture, the “7.50% Notes Indenture”), by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent.  Interest on the 7.50% Notes will be paid semi-annually at a rate of 7.50% per annum and the Company may elect to pay interest in an amount up to 1.25% per annum in shares of common stock. The 7.50% Notes will mature on November 15, 2021, unless earlier purchased, converted, exchanged or redeemed and will be guaranteed by the Company’s subsidiaries.

The foregoing descriptions of the 4.50% Notes Indenture, the Supplemental Indenture, the Base Indenture, the 4.50% Notes and the 7.50% Notes, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, filed hereto as Exhibits 4.1, Exhibit 4.2, and Exhibit 4.3, respectively, and incorporated herein by reference.

Neither the Notes nor shares of the Company’s common stock that may be issued upon conversion thereof will be registered under the Securities Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events

On July 25, 2017, the Company issued a press release announcing the completion of the Exchange and Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

4.1       4.50% Notes Indenture, dated as of July 24, 2017, by and between Protalix BioTherapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2       First Supplemental to Indenture, dated as of July 24, 2017, by and among Protalix BioTherapeutics, Inc., the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Savings Fund Society, FSB, as collateral agent

4.3       Base Indenture, dated as December 7, 2016, by and among Protalix BioTherapeutics, Inc., the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Savings Fund Society, FSB, as collateral agent*

4.4       Form of 4.50% Note

10.1     Note Purchase Agreement, dated of July 24, 2017, by and among Protalix BioTherapeutics, Inc. and the purchasers named therein

10.2     Exchange Agreement, dated of July 24, 2017, by and among Protalix BioTherapeutics, Inc. and the exchanging holders named therein

99.1     Press release dated July 25, 2017

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: July 25, 2017	By: /s/ Yossi Maimon
Name: Yossi Maimon Title: Chief Financial Officer